FNB NEWTON BANKSHARES, INC.

Special Meeting of Shareholders, February 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of FNB Newton Bankshares, Inc. (“FNB Newton”), a Georgia corporation, hereby acknowledges receipt of the proxy statement/prospectus dated January 22, 2003 and hereby appoints Stephen C. Wood and Thomas R. Kephart, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the FNB Newton common shares that the undersigned held of record on January 17, 2003, at the Special Meeting of Shareholders of FNB Newton, to be held at 4159 Mill Street, Covington, Georgia 30014 on Monday, February 24, 2003 at 10:00 a.m. local time, or any adjournment or postponement thereof, on the following matters:

     I.      APPROVAL OF MERGER AGREEMENT

               Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 31, 2002 by and between FNB Newton and Synovus Financial Corp., as described in the accompanying proxy statement/prospectus dated January 22, 2003.

                _       FOR                               _       AGAINST                           _       ABSTAIN

     II.      In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal I which is to be presented for action at the Special Meeting).

     PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the Agreement and Plan of Merger. This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Dated__________________________________, 2003

Name of Shareholder	______________________________________ Signature

No. of Shares	______________________________________ Signature

Exhibit 99.1